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                                                                      EXHIBIT 5.

[LETTERHEAD OF CWM MORTGAGE]


                                  June 9, 1995



CWM Mortgage Holdings, Inc.
35 North Lake Avenue, 7th Floor
Pasadena, California  91101

Ladies and Gentlemen:

          I have acted as counsel to CWM Mortgage Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration of 1,300,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the CWM Mortgage Holdings, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan").

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

          In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Registration Statement on Form S-3 relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on June 9, 1995 (as such Registration Statement may be subsequently amended and together with all exhibits thereto, the "Registration Statement"), (ii) the Certificate of Incorporation of the Company as currently in effect, (iii) the By-laws of the Company as currently in effect, (iv) a specimen of the certificate to be used to represent the Common Stock, and (v) resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the filing of the Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records, as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
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          Based upon and subject to the foregoing, I am of the opinion that the
Shares, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to the use of my name under the heading "Legal Opinion" in the prospectus contained in the Registration Statement.

          This opinion is furnished to you solely in connection with the Registration Statement and may not be relied upon by any other person or entity or by you in any other context.

                                    Very truly yours,

                                    /s/ Richard H. Wohl

                                    Richard H. Wohl
                                    Senior Vice President and
                                    General Counsel

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